Polymer Group
                      Retirement Savings Plan


                   Audited Financial Statements
                  and Other Financial Information


              Years ended December 31, 1993 and 1992

                   Report of Independent Auditors

Polymer Group Retirement Savings Plan


We have audited the accompanying statements of assets available for plan benefits of the Polymer Group Retirement Savings Plan (formerly the Capital Accumulation and Savings Plan for Salaried Employees of Day International Corporation) as of December 31, 1993 and 1992, and the related statements of changes in assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for plan benefits of the Plan at December 31, 1993 and 1992, and the changes in its assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment as of December 31, 1993, and transactions or series of transactions in excess of 5% of the current value of plan assets for the year then ended are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and
Disclosure under the Employee Retirement Income Security Act of 1974.
The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                              /s/  Ernst & Young

May 13, 1994

Polymer Group Retirement Savings Plan
Statement of Assets Available for Plan Benefits
December 31, 1993




                                                                                    U.S.
                                            Asset         Bond       S&P 500      Treasury     Tilts &       Money      M.A. Hanna
                                          Allocation     Index        Stock      Allocation     Timing       Market       Stock
                                          Wellsfunds   Wellsfunds   Wellsfunds   Wellsfunds   Wellsfunds   Wellsfunds   Wellsfunds
                                         ------------ ------------ ------------ ------------ ------------ ------------ ------------


Assets
Investments at fair value                 $6,332,684   $1,364,416   $6,257,440  $10,548,377   $2,075,350   $7,584,959  $13,418,370
Interest receivable                                                                                            18,345
Employer contribution receivable             433,107      104,106      313,530       86,339      174,568      212,538   $1,653,257
Employee contribution receivable                 795          170          477          254          282          463          265
Loans to participants                                                                                       1,856,547
                                         ------------ ------------ ------------ ------------ ------------ ------------ ------------
Assets available for plan benefits        $6,766,586   $1,468,692   $6,571,447  $10,634,970   $2,250,200   $9,672,852  $15,071,892
                                         ============ ============ ============ ============ ============ ============ ============


See accompanying notes.


                                            Total
                                         ------------


Assets
Investments at fair value                $47,581,596
Interest receivable                           18,345
Employer contribution receivable           2,977,445
Employee contribution receivable               2,706
Loans to participants                      1,856,547
                                         ------------
Assets available for plan benefits       $52,436,639
                                         ============


Polymer Group Retirement Savings Plan
Statement of Assets Available for Plan Benefits
December 31, 1992



                                                                                    U.S.
                                            Asset         Bond       S&P 500      Treasury     Tilts &       Money
                                          Allocation     Index        Stock      Allocation     Timing       Market
                                             Fund         Fund         Fund         Fund         Fund         Fund
                                         ------------ ------------ ------------ ------------ ------------ ------------
Assets
Investments at fair value                 $4,297,253   $1,201,869   $5,076,031   $8,682,951   $1,539,514   $8,514,084
Employer contribution receivable             437,450      104,988      297,466      192,478      157,482      332,679
Employee contribution receivable              20,693        3,359       11,061        8,856        6,103        8,930
Loans to participants                                                                                       1,210,428
                                         ------------ ------------ ------------ ------------ ------------ ------------
Assets available for plan benefits        $4,755,396   $1,310,216   $5,384,558   $8,884,285   $1,703,099  $10,066,121
                                         ============ ============ ============ ============ ============ ============


See accompanying notes.



                                           M.A. Hanna
                                             Stock
                                              Fund        Total
                                          ------------ ------------
Assets
Investments at fair value                  $9,715,744  $39,027,446
Employer contribution receivable           $1,604,721    3,127,264
Employee contribution receivable                8,987       67,989
Loans to participants                                    1,210,428
                                          ------------ ------------
Assets available for plan benefits        $11,329,452  $43,433,127
                                         ============ ============


Polymer Group Retirement Savings Plan
Statement of Changes in Assets Available for Plan Benefits
Year ended December 31, 1993



                                                                                          U.S.
                                                  Asset         Bond       S&P 500      Treasury     Tilts &       Money
                                                Allocation     Index        Stock      Allocation     Timing       Market
                                                Wellsfunds   Wellsfunds   Wellsfunds   Wellsfunds   Wellsfunds   Wellsfunds
                                               ------------ ------------ ------------ ------------ ------------ ------------
Additions
Investment income:
 Interest                                               $0           $0           $0           $0           $0     $149,028
 Dividends                                         163,833       40,158       75,515      589,596            0       99,988
Contributions:
 Day International Corporation                     199,687       48,773      142,494       93,955      145,350      100,609
 Employees of Day International Corporation        356,159       86,967      254,060      167,456      252,844      179,507
 Transfers between accounts                          5,776       (3,724)       1,094       (5,119)      (1,003)     (15,877)
                                               ------------ ------------ ------------ ------------ ------------ ------------
                                                   725,455      172,174      473,163      845,888      397,191      513,255

Deductions
 Benefit payments and withdrawals                   49,594       20,736       45,864      213,198       28,783      268,691
 Administrative expenses                             1,328          355        1,250          843          658        1,637
                                               ------------ ------------ ------------ ------------ ------------ ------------
                                                    50,922       21,091       47,114      214,041       29,441      270,328
 Net realized and unrealized appreciation
  (depreciation) in fair value of
  investments                                      160,974       (6,872)     257,200      (82,877)     194,391            0
                                               ------------ ------------ ------------ ------------ ------------ ------------
Net additions(deductions)                          835,507      144,211      683,249      548,970      562,141      242,927


Assets available for plan benefits
 at beginning of year                                    0            0            0            0    1,703,099            0
Transfers from previously held funds             5,931,079    1,324,481    5,888,198   10,086,000      (15,040)   9,429,925
                                               ------------ ------------ ------------ ------------ ------------ ------------
Assets available for plan benefits
 at end of year                                 $6,766,586   $1,468,692   $6,571,447  $10,634,970   $2,250,200   $9,672,852
                                               ============ ============ ============ ============ ============ ============


See accompanying notes.





                                                                                                       U.S.
                                               M.A. Hanna      Asset         Bond                    Treasury
                                                  Stock      Allocation     Index       S&P 500     Allocation
                                                   Fund         Fund         Fund      Stock Fund      Fund
                                               ------------ ------------ ------------ ------------ ------------
Additions
Investment income:
 Interest                                               $0           $0           $0           $0           $0
 Dividends                                               0            0            0            0            0
Contributions:
 Day International Corporation                   1,709,425      228,114       51,416      160,375      130,126
 Employees of Day International Corporation        526,280      385,262       88,142      274,343      222,717
 Transfers between accounts                         40,306        3,284       (4,228)      (2,666)      (6,102)
                                               ------------ ------------ ------------ ------------ ------------
                                                 2,276,011      616,660      135,330      432,052      346,741

Deductions
 Benefit payments and withdrawals                  480,308      361,462        8,938       45,416      328,202
 Administrative expenses                             2,396          874          232          879          570
                                               ------------ ------------ ------------ ------------ ------------
                                                   482,704      362,336        9,170       46,295      328,772
 Net realized and unrealized appreciation
  (depreciation) in fair value of
  investments                                    1,753,905      448,870       98,536      195,203    1,056,078
                                               ------------ ------------ ------------ ------------ ------------
Net additions(deductions)                        3,547,212      703,194      224,696      580,960    1,074,047


Assets available for plan benefits
 at beginning of year                           11,329,452    4,755,396    1,310,216    5,384,558    8,884,285
Transfers from previously held funds               195,228   (5,458,590)  (1,534,912)  (5,965,518)  (9,958,332)
                                               ------------ ------------ ------------ ------------ ------------
Assets available for plan benefits
 at end of year                                $15,071,892           $0           $0           $0           $0
                                               ============ ============ ============ ============ ============





                                                  Money
                                                  Market
                                                   Fund        Total
                                               ------------ ------------
Additions
Investment income:
 Interest                                         $114,361     $263,389
 Dividends                                               0      969,090
Contributions:
 Day International Corporation                     109,565    3,119,889
 Employees of Day International Corporation        186,052    2,979,789
 Transfers between accounts                        (11,741)           0
                                               ------------ ------------
                                                   398,237    7,332,157

Deductions
 Benefit payments and withdrawals                  540,410    2,391,602
 Administrative expenses                             1,429       12,451
                                               ------------ ------------
                                                   541,839    2,404,053
 Net realized and unrealized appreciation
  (depreciation) in fair value of
  investments                                            0    4,075,408
                                               ------------ ------------
Net additions(deductions)                         (143,602)   9,003,512


Assets available for plan benefits
 at beginning of year                           10,066,121   43,433,127
Transfers from previously held funds            (9,922,519)           0
                                               ------------ ------------
Assets available for plan benefits
 at end of year                                         $0  $52,436,639
                                               ============ ============


Polymer Group Retirement Savings Plan
Statement of Changes in Assets Available for Plan Benefits
Year ended December 31, 1992





                                                                                           U.S.
                                                   Asset         Bond                    Treasury     Tilts &       Money
                                                 Allocation     Index       S&P 500     Allocation     Timing       Market
                                                    Fund         Fund      Stock Fund      Fund         Fund         Fund
                                                ------------ ------------ ------------ ------------ ------------ ------------


Additions
Investment income:
 Interest                                                $0           $0           $0           $0           $0     $437,152
Contributions:
 Day International Corporation                      439,685      104,988      301,269      234,334      158,522      333,859
 Employees of Day International Corporation         705,716      169,785      489,587      299,610      248,784      404,222
 Transfers between accounts                       3,463,145    1,017,986   (1,601,587)   2,271,996    1,262,450     (964,918)
                                                ------------ ------------ ------------ ------------ ------------ ------------
                                                  4,608,546    1,292,759     (810,731)   2,805,940    1,669,756      210,315

Deductions
 Benefit payments and withdrawals                    65,945       33,016      419,129      946,335       34,350    1,376,313
 Administrative expenses                                152           47          225          111           40        2,255
                                                ------------ ------------ ------------ ------------ ------------ ------------
                                                     66,097       33,063      419,354      946,446       34,390    1,378,568
 Net realized and unrealized appreciation
  (depreciation) in fair value of
  investments                                       212,947       50,520      386,358      507,740       67,733            0
                                                ------------ ------------ ------------ ------------ ------------ ------------
Net additions(deductions)                         4,755,396    1,310,216     (843,727)   2,367,234    1,703,099   (1,168,253)


Assets available for plan benefits
 at beginning of year                                     0            0            0            0            0            0
Transfers from previously held funds                      0            0    6,228,285    6,517,051            0   11,234,374
                                                ------------ ------------ ------------ ------------ ------------ ------------
Assets available for plan benefits
 at end of year                                  $4,755,396   $1,310,216   $5,384,558   $8,884,285   $1,703,099  $10,066,121
                                                ============ ============ ============ ============ ============ ============


See accompanying notes.






                                                 M.A. Hanna    Guaranteed
                                                    Stock       Interest
                                                     Fund         Fund        Total
                                                 ------------ ------------ ------------


Additions
Investment income:
 Interest                                                 $0     $107,736     $544,888
Contributions:
 Day International Corporation                     1,607,557            0    3,180,214
 Employees of Day International Corporation          482,623            0    2,800,327
 Transfers between accounts                        1,928,405   (7,377,477)           0
                                                 ------------ ------------ ------------
                                                   4,018,585   (7,269,741)   6,525,429

Deductions
 Benefit payments and withdrawals                    650,807            0    3,525,895
 Administrative expenses                                 259            0        3,089
                                                 ------------ ------------ ------------
                                                     651,066            0    3,528,984
 Net realized and unrealized appreciation
  (depreciation) in fair value of
  investments                                      2,510,903            0    3,736,201
                                                 ------------ ------------ ------------
Net additions(deductions)                          5,878,422   (7,269,741)   6,732,646


Assets available for plan benefits
 at beginning of year                                      0            0            0
Transfers from previously held funds               5,451,030    7,269,741   36,700,481
                                                 ------------ ------------ ------------
Assets available for plan benefits
 at end of year                                  $11,329,452           $0  $43,433,127
                                                 ============ ============ ============

                             Polymer Group
                        Retirement Savings Plan

                     Notes to Financial Statements

                           December 31, 1993




1. Plan Information

Plan Sponsor

Cadillac Plastic Group, Inc., formerly called Day
International Corporation (the Company), a subsidiary of the
M. A. Hanna Company, is the legal sponsor of the Plan.

Plan Restatement

Effective January 1, 1992, the Capital Accumulation and Savings Plan for Salaried Employees of Day International Corporation was amended and restated to become the Polymer Group Retirement Savings Plan (the Plan). A successor trustee was also appointed.

As of January 1, 1992, the Plan provides for employee contributions to be invested in seven separate daily-valued Wells Fargo Investment Funds for Retirement Plans. The seven funds are: the Asset Allocation Wellsfunds, the Bond Index Wellsfunds, the U.S. Treasury Allocation Wellsfunds, the S&P 500 Stock Wellsfunds, the M.A. Hanna Stock Wellsfunds, the Money Market Wellsfunds, and the Tilts & Timing Wellsfunds. The allocation of each participant's contribution and the employer's discretionary contribution is made to these funds as directed by the participant. In 1993 and 1992, the Company's matching contribution is invested in the M. A. Hanna stock fund. As of January 1, 1994 and every two years thereafter, participants shall be provided with at least a two-week window in which they can direct the Company's matching contribution. The qualified nonelective contribution made in 1993 and 1992 is invested according to the participant's investment election on the date of contribution.

2. Significant Accounting Policies

Basis of Accounting

The accounting records of the Plan are maintained on an accrual basis in conformity with generally accepted accounting principles.

Valuation of Investments

Investments are carried at current value as determined by the valuation at market of net assets applicable to outstanding units of the Wells Fargo Investment Funds for Retirement
Plans.

3. Description of the Plan

The Plan is a defined contribution plan which covers substantially all salaried employees of the Company and certain related companies. The Plan is subject to the provisions of the Employee Retirement Income Security Act of
1974 (ERISA).

The Company's annual contribution to the Plan is comprised of two elements, a discretionary contribution and a matching contribution.

The Company's discretionary contribution is computed as the sum of the participants' compensation for the accounting year ending on the December 31 valuation date multiplied by a predetermined percentage (3.5% for the accounting years ended December 31, 1993 and 1992). Contributions to participants' accounts are subject to certain limitations as defined by the Plan.

The Company's matching contribution is computed as the sum of the matchable contributions (contributions not exceeding 6% of the participant's current compensation) made by the participants to the Plan during the year multiplied by a predetermined percentage which is based on the fully diluted earnings per share of the M. A. Hanna Company. Participants are not required to make contributions to the Plan. They may, however, voluntarily contribute to their own account an amount not exceeding 11% of their compensation received while a participant during the year.

Under the provisions of the plan agreement, the Company is also permitted to make a qualified nonelective contribution. This contribution is made in amounts necessary to keep the Plan from violating certain Internal Revenue Code nondiscriminatory regulations. When made, these contributions are allocated to non-highly-compensated participants as designated by the Company and are immediately 100% vested. The Plan has met the minimum funding requirements of ERISA.

Participants are immediately vested in the employee contributions and the Company's matching contributions made to the Plan. Each participant's account is also credited with an allocation of (a) the Company's contributions and (b) plan earnings. Allocations are based on participant earnings, account balances, and employee contributions as defined by the Plan. Participants are vested in this portion of their account based on their years of service. A participant is 100% vested after five years of credited service. Upon termination of service, a participant may receive either a lump-sum amount equal to the value of his or her account or monthly payments over a period of time as defined by the plan agreement.

Forfeitures of terminated participants' nonvested accounts are used to offset future Company contributions.

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100% vested in their accounts.

All expenses of the Plan, except investment management fees and loan fees, are paid by the Company. Information about the plan agreement, including the vesting and benefit provisions, is available from the Plan's Committee for Employee Benefits Administration.

4. Investments

The following table presents individual investments that represented 5% or more of the fair value of net assets available for plan benefits for the year ended December 31:

                                       1993           1992

Asset Allocation Fund               $      -       $4,297,253
S&P 500 Stock Fund                         -        5,076,031
U.S. Treasury Allocation Fund              -        8,682,951
Money Market Fund                          -        8,514,084
Asset Allocation Wellsfunds           6,332,684          -
S&P 500 Stock Wellsfunds              6,257,440          -
U.S. Treasury Allocation Wellsfunds  10,548,377          -
Money Market Wellsfunds               7,584,959          -
M.A. Hanna Stock Fund                13,418,370     9,715,744


5. Income Tax Status

The Internal Revenue Service has ruled that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. Subsequent to qualification under Section 401(a), the Plan has been amended to comply with changes required by the Tax Reform Act of 1986 and has filed for approval of plan changes to maintain its qualification. The Committee for Employee Benefits Administration of the Company is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

6. Transactions with Parties-In-Interest

The Plan had substantially all of the M. A. Hanna stock fund assets at December 31, 1993 and 1992 invested in the common stock of the M. A. Hanna Company. Under the provisions of the plan agreement, the Company may direct the trustee to acquire and hold M.A. Hanna Company stock in an amount equal to up to 100% of the sum of all Participants' Matching Accounts.

Polymer Group Retirement Savings Plan
Schedule of Assets Held for Investment
December 31, 1993






             Description of                                                        Current
               Investment                           Units               Cost        Value
- - ----------------------------------------- ------------------------- ------------ ------------



 Asset Allocation Wellsfunds                           616,619.628   $6,187,117   $6,332,684
 Bond Index Wellsfunds                                 137,265.209    1,373,788    1,364,416
 S&P 500 Stock Wellsfunds                              599,371.652    6,006,904    6,257,440
 U.S. Treasury Allocation Wellsfunds                 1,602,273.573   10,646,830   10,548,377
 Tilts & Timing Fund                                   151,928.989      1846612      2075350
 Money Market Wellsfunds                             7,584,958.980    7,584,959    7,584,959
 M.A. Hanna Stock Fund                                 797,288.787   10,950,931   13,418,370
                                                                    ------------ ------------
                                                                    $44,597,141  $47,581,596
                                                                    ============ ============












Polymer Group Retirement Savings Plan
Transactions or Series of Transactions in Excess
   of 5% of the Current Value of Plan Assets
Year Ended December 31, 1993








                                                                                        Number of     Purchase    Number of
            Identity of Party Involved                    Description of Assets         Purchases      Price        Sales
- - -------------------------------------------------- ----------------------------------- ------------ ------------ ------------


Category (i) - A Single Transaction in Excess of
  5% of Plan Assets

Asset Allocation Fund                              Participating Units                                                     1
S&P 500 Stock Fund                                 Participating Units                                                     1
U.S. Treasury Allocation Fund                      Participating Units                                                     1
Money Market Fund                                  Participating Units                                                     1
Asset Allocation Wellsfunds                        Participating Units                           1   $5,817,919
Money Market Wellsfunds                            Participating Units                           1    7,459,879
S&P 500 Stock Wellsfunds                           Participating Units                           1    5,869,364
U.S. Treasury Allocation Wellsfunds                Participating Units                           1   10,032,187


Category (iii) - A Series of Transaction in Excess of 5% of Plan Assets

Asset Allocation Fund                              Participating Units                                                    31
S&P 500 Stock Fund                                 Participating Units                                                    44
U.S. Treasury Allocation Fund                      Participating Units                                                    62
Money Market Fund                                  Participating Units                                                    79
Asset Allocation Wellsfunds                        Participating Units                          73    6,518,902
Money Market Wellsfunds                            Participating Units                          61    8,031,258
S&P 500 Stock Wellsfunds                           Participating Units                          73    6,270,614
U.S. Treasury Allocation Wellsfunds                Participating Units                          63   11,081,239

M.A. Hanna Funds:
 M.A. Hanna Stock Fund                             Participating Units                         129    3,225,249


There were no reportable Category (ii) or (iv) transactions for the year.










                                                                                           Historical    Selling      Net Gain
            Identity of Party Involved                    Description of Assets               Cost        Price        (Loss)
- - -------------------------------------------------- -----------------------------------    ------------ ------------ ------------


Category (i) - A Single Transaction in Excess of 5% of Plan Assets

Asset Allocation Fund                              Participating Units                     $5,219,876   $5,816,581     $596,705
S&P 500 Stock Fund                                 Participating Units                      5,423,419    5,868,788      445,369
U.S. Treasury Allocation Fund                      Participating Units                      8,563,755   10,031,753    1,467,998
Money Market Fund                                  Participating Units                      7,459,029    7,459,029            0
Asset Allocation Wellsfunds                        Participating Units
Money Market Wellsfunds                            Participating Units
S&P 500 Stock Wellsfunds                           Participating Units
U.S. Treasury Allocation Wellsfunds                Participating Units


Category (iii) - A Series of Transaction in Excess of 5% of Plan Assets

Asset Allocation Fund                              Participating Units                      5,567,292    6,199,018      631,726
S&P 500 Stock Fund                                 Participating Units                      5,756,561    6,228,930      472,369
U.S. Treasury Allocation Fund                      Participating Units                      8,926,801   10,437,805    1,511,004
Money Market Fund                                  Participating Units                      9,035,690    9,035,690            0
Asset Allocation Wellsfunds                        Participating Units
Money Market Wellsfunds                            Participating Units
S&P 500 Stock Wellsfunds                           Participating Units
U.S. Treasury Allocation Wellsfunds                Participating Units

M.A. Hanna Funds:
 M.A. Hanna Stock Fund                             Participating Units

